Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, Aug. 4, 2025

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Delivers Strong Second-Quarter 2025 Results
and Raises Full-Year 2025 Guidance

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and six months ended June 30, 2025.

Consistently strong base business drives performance of key financial metrics
•GAAP net income: $546 million, or $0.45 per diluted share (EPS)
•Adjusted net income: $566 million, or $0.46 per diluted share (Adj. EPS), up 9% and 7%, respectively, vs. 2Q 2024
•Adjusted EBITDA: $1.808 billion – up $141 million or 8% vs. 2Q 2024
•Cash flow from operations (CFFO): $1.45 billion – up $171 million or 13% vs. 2Q 2024
•Available funds from operations (AFFO): $1.317 billion – up $67 million or 5% vs. 2Q 2024
•Dividend coverage ratio: 2.16x (AFFO basis)
•Increasing 2025 Adj. EBITDA guidance midpoint by another $50 million to $7.75 billion

Executing with discipline and agility in rapidly evolving energy landscape
•Placed Transco's Texas to Louisiana Energy Pathway and Southeast Energy Connector expansion projects into service April 1, 2025
•Accelerated timeline for Transco's Southeast Supply Enhancement project
•Signed precedent agreement for Transco's Northeast Supply Enhancement
•Transco and Gulfstream achieved all-time records for summer natural gas volumes
•Acquired Saber Midstream, enhancing Haynesville gathering footprint
•Broke ground on Socrates, a $1.6 billion Power Innovation project to serve growing AI demand
•Placed deepwater Ballymore and Shenandoah expansions in-service
•Placed Louisiana Energy Gateway in-service and completed Haynesville West expansion
•Published 2024 Sustainability Report highlighting industry-leading performance

CEO Perspective
Chad Zamarin, president and chief executive officer, made the following comments:

“Williams delivered another outstanding quarter with Adjusted EBITDA up 8% over second quarter last year, driven primarily by Transco expansions and new volumes in the Gulf as well as higher volumes in our Northeast and West gathering and processing segments. With the continued strength of our base business and our recent acquisition of Saber Midstream in the Haynesville, we expect earnings growth to continue to build in the second half of the year. As a result, we are raising our 2025 Adjusted EBITDA guidance midpoint again by $50 million to $7.75 billion, for a total increase of $350 million from our original 2025 guidance.

"Our teams continue to deliver across our entire asset base. We recently completed six projects, including Texas to Louisiana Energy Pathway, Louisiana Energy Gateway and the Shenandoah deepwater project. We also accelerated the timeline for Transco’s Southeast Supply Enhancement project to meet growing demand for natural gas across the Mid-Atlantic and Southeast."

Zamarin added, "At Williams, we’re investing in infrastructure that will power America’s future. Our strong and steady growth across our portfolio underscores the critical role of natural gas as the backbone of reliable, affordable, and clean energy. We’re proud to build the infrastructure that is essential to meeting energy needs in the U.S. and globally."

Williams Summary Financial Information	2Q				Year to Date
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2025		2024		2025		2024

GAAP Measures
Net Income	$546		$401		$1,236		$1,032
Net Income Per Share	$0.45		$0.33		$1.01		$0.84
Cash Flow From Operations	$1,450		$1,279		$2,883		$2,513

Non-GAAP Measures (1)
Adjusted EBITDA	$1,808		$1,667		$3,797		$3,601
Adjusted Net Income	$566		$521		$1,296		$1,240
Adjusted Earnings Per Share	$0.46		$0.43		$1.06		$1.01
Available Funds from Operations	$1,317		$1,250		$2,762		$2,757
Dividend Coverage Ratio	2.16	x	2.16	x	2.26	x	2.38	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.80	x	3.76	x
Capital Investments (Excluding Acquisitions) (3)	$1,039		$663		$1,709		$1,226

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments include increases to property, plant, and equipment (growth & maintenance capital), purchases of and contributions to equity-method investments and purchases of other long-term investments. 2Q 2025 and year-to-date 2025 exclude $43 million for the acquisition of Saber Midstream, which closed June 2025. Year-to-date 2025 capital also excludes $319 million for the acquisition of Rimrock, which closed January 2025, and $153 million for the investment in Cogentrix, which closed March 2025, and $1 million for an adjustment of the Crowheart acquisition and Discovery consolidation, which closed 2024. Year-to-date 2024 capital excludes $1.844 billion for the acquisition of the Gulf Coast Storage assets, which closed January 2024.

GAAP Measures
Second-quarter and year-to-date 2025 net income increased by $145 million and $204 million, respectively, compared to the prior year. Both comparative periods benefited from higher service revenues of $204 million and $302 million, respectively, driven by Transco expansion projects, new Gulf volumes, and higher gathering and processing volumes in the Northeast and West, as well as favorable changes of $167 million and $227 million, respectively, in net unrealized gains/losses on commodity derivatives. The year-to-date improvement also benefited from higher realized results from upstream operations including contributions from the fourth-quarter 2024 Crowheart acquisition. These favorable changes for both periods were partially offset by higher depreciation expense, higher operating costs, lower interest income and lower equity allowance for funds used during construction (equity AFUDC) associated with capital projects at our regulated natural gas pipelines. The tax provision for both periods increased primarily due to higher pretax income.

Second-quarter and year-to-date 2025 cash flow from operations increased compared to the prior year primarily due to favorable net changes to derivative collateral requirements and higher operating results exclusive of non-cash items. The second-quarter period was also impacted by net unfavorable changes in working capital, while the year-to-date net changes in working capital were favorable.

Non-GAAP Measures
Second-quarter 2025 Adjusted EBITDA increased by $141 million over the prior year, driven by the previously described increases in service revenues, partially offset by higher operating costs and lower equity AFUDC. Year-to-date 2025 Adjusted EBITDA increased by $196 million over the prior year, driven by the previously described increases in service revenues and higher net realized results from upstream operations, partially offset by higher operating and administrative costs and lower equity AFUDC. Both periods also benefited from adjustments to reflect the timing of Transco’s rate case.

Second-quarter and year-to-date 2025 Adjusted Net Income improved by $45 million and $56 million, respectively, over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives and reflect the timing of Transco’s rate case, as well as the related income tax effects of such adjustments.

Second-quarter 2025 Available Funds From Operations (AFFO) increased by $67 million compared to the prior year primarily due to higher results from operations, exclusive of non-cash items, and higher distributions from equity-method investees. Year-to-date 2025 AFFO increased by $5 million compared to the prior year as increased distributions from equity-method investees were substantially offset by lower contributions from noncontrolling interests.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of America, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's second-quarter 2025 Form 10-Q.

	Second Quarter						Year to Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change	2025	2024	Change	2025	2024	Change
Transmission & Gulf of America	$891	$808	$83	$903	$812	$91	$1,749	$1,637	$112	$1,765	$1,651	$114
Northeast G&P	501	481	20	501	479	22	1,015	985	30	1,015	983	32
West	341	318	23	341	319	22	695	645	50	695	647	48
Gas & NGL Marketing Services	(30)	(126)	96	(15)	(14)	(1)	122	(25)	147	140	175	(35)
Other	118	47	71	78	71	7	193	123	70	182	145	37
Total	$1,821	$1,528	$293	$1,808	$1,667	$141	$3,774	$3,365	$409	$3,797	$3,601	$196

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of America
Second-quarter and year-to-date 2025 Modified and Adjusted EBITDA improved compared to the prior year driven by Transco expansion projects and new Gulf volumes, partially offset by lower equity AFUDC. Modified EBITDA for the 2024 periods was impacted by one-time acquisition costs, which are excluded from Adjusted EBITDA, while adjusted EBITDA for the 2025 periods reflect adjustments for the timing of Transco’s rate case.

Northeast G&P
Second-quarter 2025 Modified and Adjusted EBITDA increased compared to the prior year driven primarily by higher gathering and processing volumes at Ohio Valley Midstream, Cardinal, and Bradford.

West
Second-quarter 2025 Modified and Adjusted EBITDA increased compared to the prior year driven by higher volumes in the Haynesville and new volumes from the 2025 Rimrock and Saber acquisitions, partially offset by lower minimum volume commitment (MVC) revenues in the Eagle Ford. The year-to-date period also benefited from higher commodity margins.

Gas & NGL Marketing Services
Second-quarter 2025 Modified EBITDA increased from the prior year primarily reflecting a $102 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. Year-to-date 2025 Modified EBITDA also increased from the prior year reflecting a $194 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA, partially offset by a decline in gas marketing margins.

Other
The increase in second-quarter 2025 Modified EBITDA compared to the prior year reflects a $65 million favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. The increase in year-to-date 2025 Modified EBITDA reflects improved realized results from upstream operations, including contributions from the Crowheart acquisition in fourth-quarter 2024, and a $33 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

2025 Financial Guidance
The company is raising the midpoint of its 2025 Adjusted EBITDA guidance by $50 million to $7.75 billion within the range of between $7.6 billion and $7.9 billion. The company continues to expect 2025 growth capex to between $2.575 billion and $2.875 billion and maintenance capex remains between $650 million and $750 million, excluding capital of $150 million for emissions reduction and modernization initiatives. Williams expects its leverage ratio midpoint for 2025 to be 3.65x and has increased the dividend by 5.3% on an annualized basis to $2.00 in 2025 from $1.90 in 2024.

Williams' Second-Quarter 2025 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' second-quarter 2025 earnings presentation will be posted at www.williams.com. The company's second-quarter 2025 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, Aug. 5, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register-conf.media-server.com/register/BI0c7d8b43d5744aa5bfbc571f1e145173

A webcast link to the conference call will be provided on Williams' Investor Relations website. A replay of the webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably, and responsibly meeting growing energy demand. We use our 33,000-mile pipeline infrastructure to move a third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future – by powering the global economy while delivering immediate emissions reductions within our natural gas network and investing in new energy technologies. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Millions, except per-share amounts)
Revenues:
Service revenues	$2,041	$1,837	$4,044	$3,742
Service revenues – commodity consideration	47	18	96	48
Product sales	657	610	1,715	1,455
Net gain (loss) from commodity derivatives	36	(129)	(26)	(138)
Total revenues	2,781	2,336	5,829	5,107
Costs and expenses:
Product costs	474	424	1,089	950
Net processing commodity expenses	4	17	32	22
Operating and maintenance expenses	572	522	1,114	1,033
Depreciation, depletion, and amortization expenses	605	540	1,190	1,088
Selling, general, and administrative expenses	168	164	362	350
Other (income) expense – net	13	(27)	3	(44)
Total costs and expenses	1,836	1,640	3,790	3,399
Operating income (loss)	945	696	2,039	1,708
Equity earnings (losses)	142	147	297	284
Other investing income (loss) – net	4	18	12	42
Interest expense	(350)	(339)	(699)	(688)
Other income (expense) – net	16	33	30	64
Income (loss) before income taxes	757	555	1,679	1,410
Less: Provision (benefit) for income taxes	174	129	367	322
Net income (loss)	583	426	1,312	1,088
Less: Net income (loss) attributable to noncontrolling interests	37	25	75	55
Net income (loss) attributable to The Williams Companies, Inc.	546	401	1,237	1,033
Less: Preferred stock dividends	—	—	1	1
Net income (loss) available to common stockholders	$546	$401	$1,236	$1,032
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$.45	$.33	$1.01	$.85
Weighted-average shares (thousands)	1,221,650	1,219,367	1,221,158	1,218,761
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$.45	$.33	$1.01	$.84
Weighted-average shares (thousands)	1,224,284	1,222,236	1,224,462	1,222,229

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	June 30,	December 31,
	2025	2024
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$903	$60
Trade accounts and other receivables (net of allowance of ($1) at June 30, 2025 and December 31, 2024)	1,563	1,863
Inventories	335	279
Derivative assets	202	267
Other current assets and deferred charges	218	192
Total current assets	3,221	2,661
Investments	4,209	4,140
Property, plant, and equipment	59,391	57,395
Accumulated depreciation, depletion, and amortization	(19,618)	(18,703)
Property, plant, and equipment – net	39,773	38,692
Intangible assets – net	7,100	7,209
Regulatory assets, deferred charges, and other	1,838	1,830
Total assets	$56,141	$54,532

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,414	$1,613
Derivative liabilities	108	164
Other current liabilities	1,521	1,360
Commercial paper	—	455
Long-term debt due within one year	2,969	1,720
Total current liabilities	6,012	5,312
Long-term debt	25,603	24,736
Deferred income tax liabilities	4,563	4,376
Regulatory liabilities, deferred income, and other	5,158	5,268
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at June 30, 2025 and December 31, 2024; 35 thousand shares issued at June 30, 2025 and December 31, 2024)	35	35
Common stock ($1 par value; 1,470 million shares authorized at June 30, 2025 and December 31, 2024; 1,260 million shares issued at June 30, 2025 and 1,258 million shares issued at December 31, 2024)	1,260	1,258
Capital in excess of par value	24,633	24,643
Retained deficit	(12,387)	(12,396)
Accumulated other comprehensive income (loss)	77	76
Treasury stock, at cost (39 million shares at June 30, 2025 and December 31, 2024 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,438	12,436
Noncontrolling interests in consolidated subsidiaries	2,367	2,404
Total equity	14,805	14,840
Total liabilities and equity	$56,141	$54,532

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2025	2024
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$1,312	$1,088
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation, depletion, and amortization	1,190	1,088
Provision (benefit) for deferred income taxes	186	258
Equity (earnings) losses	(297)	(284)
Distributions from equity-method investees	412	394
Net unrealized (gain) loss from commodity derivative instruments	(4)	223
Inventory write-downs	4	6
Amortization of stock-based awards	49	48
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	301	270
Inventories	(61)	(3)
Other current assets and deferred charges	(36)	12
Accounts payable	(265)	(219)
Other current liabilities	150	(76)
Changes in current and noncurrent commodity derivative assets and liabilities	19	(141)
Other, including changes in noncurrent assets and liabilities	(77)	(151)
Net cash provided (used) by operating activities	2,883	2,513
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(454)	(95)
Proceeds from long-term debt	2,994	2,100
Payments of long-term debt	(975)	(2,274)
Payments for debt issuance costs	(26)	(18)
Proceeds from issuance of common stock	5	5
Common dividends paid	(1,221)	(1,158)
Dividends and distributions paid to noncontrolling interests	(131)	(130)
Contributions from noncontrolling interests	19	36
Other – net	(57)	(18)
Net cash provided (used) by financing activities	154	(1,552)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(1,984)	(1,123)
Dispositions – net	(40)	(27)
Purchases of businesses, net of cash acquired	(1)	(1,844)
Purchases of and contributions to equity-method investments	(179)	(82)
Other – net	10	20
Net cash provided (used) by investing activities	(2,194)	(3,056)
Increase (decrease) in cash and cash equivalents	843	(2,095)
Cash and cash equivalents at beginning of year	60	2,150
Cash and cash equivalents at end of period	$903	$55
_________
(1) Increases to property, plant, and equipment	$(2,041)	$(1,141)
Changes in related accounts payable and accrued liabilities	57	18
Capital expenditures	$(1,984)	$(1,123)

Transmission & Gulf of America
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year-to-date
Regulated interstate natural gas transportation, storage, and other revenues (1)	$836	$805	$833	$864	$3,338	$873	$892	$1,765
Gathering, processing, storage and transportation revenues (1)	137	147	167	170	621	179	218	397
Other fee revenues	12	9	7	9	37	13	11	24
Commodity margins	9	5	11	28	53	14	17	31
Operating and administrative costs (1)	(254)	(261)	(294)	(295)	(1,104)	(270)	(286)	(556)
Other segment income (expenses) - net (1)	43	54	46	12	155	13	2	15
Proportional Modified EBITDA of equity-method investments	46	49	41	37	173	36	37	73
Modified EBITDA	829	808	811	825	3,273	858	891	1,749
Adjustments	10	4	19	1	34	4	12	16
Adjusted EBITDA	$839	$812	$830	$826	$3,307	$862	$903	$1,765

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.6	12.9	14.3	14.1	14.0	15.9	14.0	15.0
Avg. daily firm reserved capacity (MMdth)	20.3	19.7	20.1	20.4	20.1	20.8	20.6	20.7
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.2	2.1	2.1	2.4	3.0	2.4	2.7
Avg. daily firm reserved capacity (MMdth)	3.8	3.7	3.7	3.7	3.7	3.7	3.7	3.7
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.3	3.2	3.6	4.1	3.8	3.7	3.1	3.4
Avg. daily firm reserved capacity (MMdth)	8.4	8.0	8.1	8.3	8.2	8.4	8.0	8.2
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0	1.3	1.2
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf/d)	0.52	0.58	0.55	0.55	0.55	0.58	0.68	0.63
Plant inlet natural gas volumes (Bcf/d)	0.72	0.62	0.73	0.75	0.71	0.78	0.89	0.84
NGL production (Mbbls/d)	43	43	49	54	47	61	76	68
NGL equity sales (Mbbls/d)	8	10	9	13	10	10	15	12
Crude oil transportation volumes (Mbbls/d)	118	114	109	110	113	124	196	160

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the operated equity-method investment White River Hub, LLC.

Northeast G&P
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year-to-date
Gathering, processing, transportation, and fractionation revenues (1)	$411	$398	$407	$419	$1,635	$420	$419	$839
Other fee revenues	34	35	33	33	135	35	37	72
Commodity margins	11	—	8	5	24	6	6	12
Operating and administrative costs (1)	(108)	(108)	(120)	(105)	(441)	(106)	(113)	(219)
Other segment income (expenses) - net	(1)	3	(1)	2	3	—	(2)	(2)
Proportional Modified EBITDA of equity-method investments	157	153	149	143	602	159	154	313
Modified EBITDA	504	481	476	497	1,958	514	501	1,015
Adjustments	—	(2)	8	2	8	—	—	—
Adjusted EBITDA	$504	$479	$484	$499	$1,966	$514	$501	$1,015

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.33	4.11	4.04	4.16	4.16	4.39	4.15	4.27
Plant inlet natural gas volumes (Bcf/d)	1.76	1.77	1.99	1.93	1.86	1.86	1.89	1.88
NGL production (Mbbls/d)	133	136	140	145	139	137	138	137
NGL equity sales (Mbbls/d)	1	1	1	—	1	1	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d) (4)	6.57	6.24	6.20	6.05	6.27	6.47	6.72	6.59
Plant inlet natural gas volumes (Bcf/d)	0.98	0.94	0.98	1.04	0.98	0.94	1.13	1.04
NGL production (Mbbls/d)	72	70	72	74	72	68	71	69
NGL equity sales (Mbbls/d)	3	6	5	5	5	5	4	4

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.
(4) 2024 and 1st Qtr 2025 columns have been updated to reflect revised gathering volumes for Blue Racer Midstream.

West
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year-to-date
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$421	$397	$409	$427	$1,654	$415	$426	$841
Other fee revenues	8	5	4	8	25	8	5	13
Commodity margins	12	30	27	28	97	34	29	63
Operating and administrative costs (1)	(139)	(148)	(157)	(147)	(591)	(152)	(150)	(302)
Other segment income (expenses) - net	—	(2)	5	(8)	(5)	11	(1)	10
Proportional Modified EBITDA of equity-method investments	25	36	35	36	132	38	32	70
Modified EBITDA	327	318	323	344	1,312	354	341	695
Adjustments	1	1	7	1	10	—	—	—
Adjusted EBITDA	$328	$319	$330	$345	$1,322	$354	$341	$695

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf/d) (2) (3)	5.75	5.25	5.38	5.46	5.46	5.69	5.94	5.81
Plant inlet natural gas volumes (Bcf/d)	1.52	1.48	1.57	1.57	1.54	1.52	1.69	1.60
NGL production (Mbbls/d)	87	91	91	90	90	83	102	93
NGL equity sales (Mbbls/d)	6	8	6	7	7	6	8	7
NGL and Crude Oil Transportation volumes (Mbbls/d) (4)	220	292	304	314	282	310	292	301

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes 100% of the volumes associated with the Rimrock Asset Purchase gathering assets after the purchase on January 31, 2025. 1st Qtr 2025 volumes were revised to reflect the average gathering volumes over the entire period. If averaged over the period owned, 1st Qtr 2025 volumes would have been 5.71 Bcf/d.
(3) Includes 100% of the volumes associated with the Saber Midstream Asset Purchase gathering assets after the purchase on June 2, 2025. Volumes for 2nd Qtr 2025 if averaged over the period owned would have been 6.42 Bcf/d.
(4) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), Rocky Mountain Midstream, and Bluestem pipelines.

Gas & NGL Marketing Services
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year-to-date
Commodity margins	$236	$3	$23	$63	$325	$191	$(16)	$175
Net unrealized gain (loss) from derivative instruments	(95)	(106)	10	(150)	(341)	(3)	(4)	(7)
Operating and administrative costs	(40)	(23)	(22)	(23)	(108)	(39)	(19)	(58)
Other segment income (expenses) - net	—	—	—	—	—	—	1	1
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	3	8	11
Modified EBITDA	101	(126)	11	(110)	(124)	152	(30)	122
Adjustments	88	112	(7)	146	339	3	15	18
Adjusted EBITDA	$189	$(14)	$4	$36	$215	$155	$(15)	$140

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.53	6.98	7.14	6.81	7.11	7.27	6.17	6.72
NGLs (Mbbls/d)	170	162	182	196	177	182	170	176

Other
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year-to-date
Service revenues	$4	$4	$4	$3	$15	$4	$4	$8
Net realized product sales	113	109	96	137	455	153	146	299
Net unrealized gain (loss) from derivative instruments	3	(25)	3	(7)	(26)	(29)	40	11
Operating and administrative costs	(51)	(50)	(51)	(77)	(229)	(54)	(76)	(130)
Other segment income (expenses) - net	7	9	4	—	20	1	4	5
Proportional Modified EBITDA of equity-method investments	—	—	2	—	2	—	—	—
Modified EBITDA	76	47	58	56	237	75	118	193
Adjustments	(2)	24	(3)	14	33	29	(40)	(11)
Adjusted EBITDA	$74	$71	$55	$70	$270	$104	$78	$182

Statistics
Net Product Sales Volumes(1)
Natural Gas (Bcf/d)	0.28	0.24	0.29	0.29	0.27	0.27	0.29	0.28
NGLs (Mbbls/d)	8	8	9	10	9	10	12	11
Crude Oil (Mbbls/d)	5	5	4	5	5	7	8	8
(1) Includes 100% of the volumes associated with the Crowheart Acquisition upstream assets after the purchase on November 1, 2024. 4th Qtr 2024 and Year 2024 volumes were revised to reflect the average volumes over the entire period. If averaged over the period owned, the 4th Qtr 2024 and Year 2024 volumes would have been: Natural Gas 0.31 Bcf/d and 0.31 Bcf/d, NGLs 10 Mbbls/ and 11 Mbbls/d, Crude Oil 6 Mbbls/d and 6 Mbbls/d, respectively.

Capital Expenditures and Investments
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:
Transmission & Gulf of America	$310	$397	$459	$428	$1,594	$369	$590	$959
Northeast G&P	71	46	54	53	224	62	39	101
West	120	90	98	180	488	549	274	823
Gas & NGL Marketing Services	—	—	1	—	1	—	1	1
Other	43	46	70	107	266	32	68	100
Total (1)	$544	$579	$682	$768	$2,573	$1,012	$972	$1,984

Purchases of and contributions to equity-method investments:
Transmission & Gulf of America	$27	$10	$—	$—	$37	$—	$—	$—
Northeast G&P	25	19	19	12	75	10	10	20
West	—	1	—	1	2	—	—	—
Gas & NGL Marketing Services	—	—	—	—	—	153	—	153
Other	—	—	—	—	—	—	6	6
Total	$52	$30	$19	$13	$114	$163	$16	$179

Summary:
Transmission & Gulf of America	$337	$407	$459	$428	$1,631	$369	$590	$959
Northeast G&P	96	65	73	65	299	72	49	121
West	120	91	98	181	490	549	274	823
Gas & NGL Marketing Services	—	—	1	—	1	153	1	154
Other	43	46	70	107	266	32	74	106
Total	$596	$609	$701	$781	$2,687	$1,175	$988	$2,163

Capital investments:
Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978	$1,063	$2,041
Purchases of businesses, net of cash acquired	1,851	(7)	151	249	2,244	1	—	1
Purchases of and contributions to equity-method investments	52	30	19	13	114	163	16	179
Purchases of other long-term investments	2	1	2	6	11	1	3	4
Total	$2,414	$656	$871	$1,009	$4,950	$1,143	$1,082	$2,225

(1) Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978	$1,063	$2,041
Changes in related accounts payable and accrued liabilities	35	(53)	(17)	27	(8)	34	(91)	(57)
Capital expenditures	$544	$579	$682	$768	$2,573	$1,012	$972	$1,984

Contributions from noncontrolling interests	$26	$10	$—	$—	$36	$5	$14	$19
Contributions in aid of construction	$10	$13	$—	$4	$27	$10	$16	$26
Proceeds from dispositions of equity-method investments	$—	$—	$161	$—	$161	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments, including our indirect share from interests owned by equity-method investees.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2024					2025
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year-to-date

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$631	$401	$705	$485	$2,222	$690	$546	$1,236

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.52	$.33	$.58	$.40	$1.82	$.56	$.45	$1.01
Adjustments:
Transmission & Gulf of America
Transco rate case timing*	$—	$—	$—	$—	$—	$4	$11	$15
Acquisition and transition-related costs*	10	4	3	1	18	—	1	1
Impact of change in payroll policy*	—	—	16	—	16	—	—	—
Total Transmission & Gulf of America adjustments	10	4	19	1	34	4	12	16
Northeast G&P
Adjustment of prior year accrual for loss contingency*	—	(3)	—	—	(3)	—	—	—
Our share of operator transition costs at Blue Racer Midstream*	—	1	1	2	4	—	—	—
Impact of change in payroll policy*	—	—	7	—	7	—	—	—
Total Northeast G&P adjustments	—	(2)	8	2	8	—	—	—
West
Acquisition and transition-related costs*	1	1	—	1	3	—	—	—
Impact of change in payroll policy*	—	—	7	—	7	—	—	—
Total West adjustments	1	1	7	1	10	—	—	—
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(6)	5	2	(4)	(3)	—	11	11
Net unrealized (gain) loss from derivative instruments	94	107	(10)	150	341	3	4	7
Impact of change in payroll policy*	—	—	1	—	1	—	—	—
Total Gas & NGL Marketing Services adjustments	88	112	(7)	146	339	3	15	18
Other
Acquisition and transition-related costs*	—	—	—	1	1	—	—	—
Net unrealized (gain) loss from derivative instruments	(2)	24	(3)	7	26	29	(40)	(11)
Settlement charge related to former operations*	—	—	—	6	6	—	—	—
Total Other adjustments	(2)	24	(3)	14	33	29	(40)	(11)
Adjustments included in Modified EBITDA	97	139	24	164	424	36	(13)	23
Adjustments below Modified EBITDA
Transco rate case timing	—	—	—	—	—	11	35	46
Gain on remeasurement of Discovery investment	—	—	(127)	—	(127)	—	—	—
Gain on sale of Aux Sable investment	—	—	(149)	—	(149)	—	—	—
Our share of Blue Racer Midstream debt extinguishment loss	—	—	—	3	3	—	—	—
Our share of accelerated depreciation related to operator transition at Blue Racer Midstream	—	—	—	1	1	—	—	—
Imputed interest expense on deferred consideration obligations*	12	12	11	5	40	—	—	—
Amortization of intangible assets from 2021 Sequent acquisition	7	7	8	7	29	5	4	9
	19	19	(257)	16	(203)	16	39	55
Total adjustments	116	158	(233)	180	221	52	26	78
Less tax effect for above items	(28)	(38)	56	(42)	(52)	(12)	(6)	(18)
Adjustments for tax-related items (2)	—	—	—	(44)	(44)	—	—	—
Adjusted income from continuing operations available to common stockholders	$719	$521	$528	$579	$2,347	$730	$566	$1,296
Adjusted income from continuing operations - diluted earnings per common share (1)	$.59	$.43	$.43	$.47	$1.92	$.60	$.46	$1.06
Weighted-average shares - diluted (thousands)	1,222,222	1,222,236	1,222,869	1,224,472	1,222,954	1,224,641	1,224,284	1,224,462
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The fourth quarter of 2024 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year-to-date

Net income (loss)	$662	$426	$741	$517	$2,346	$729	$583	$1,312
Provision (benefit) for income taxes	193	129	227	91	640	193	174	367
Interest expense	349	339	338	338	1,364	349	350	699
Equity (earnings) losses	(137)	(147)	(147)	(129)	(560)	(155)	(142)	(297)
Other investing (income) loss - net	(24)	(18)	(290)	(11)	(343)	(8)	(4)	(12)
Proportional Modified EBITDA of equity-method investments	228	238	227	216	909	236	231	467
Depreciation, depletion, and amortization expenses	548	540	566	565	2,219	585	605	1,190
Accretion expense associated with asset retirement obligations for nonregulated operations	18	21	17	25	81	24	24	48
Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953	$1,821	$3,774

Transmission & Gulf of America	$829	$808	$811	$825	$3,273	$858	$891	$1,749
Northeast G&P	504	481	476	497	1,958	514	501	1,015
West	327	318	323	344	1,312	354	341	695
Gas & NGL Marketing Services	101	(126)	11	(110)	(124)	152	(30)	122
Other	76	47	58	56	237	75	118	193
Total Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953	$1,821	$3,774

Adjustments (1):
Transmission & Gulf of America	$10	$4	$19	$1	$34	$4	$12	$16
Northeast G&P	—	(2)	8	2	8	—	—	—
West	1	1	7	1	10	—	—	—
Gas & NGL Marketing Services	88	112	(7)	146	339	3	15	18
Other	(2)	24	(3)	14	33	29	(40)	(11)
Total Adjustments	$97	$139	$24	$164	$424	$36	$(13)	$23

Adjusted EBITDA:
Transmission & Gulf of America	$839	$812	$830	$826	$3,307	$862	$903	$1,765
Northeast G&P	504	479	484	499	1,966	514	501	1,015
West	328	319	330	345	1,322	354	341	695
Gas & NGL Marketing Services	189	(14)	4	36	215	155	(15)	140
Other	74	71	55	70	270	104	78	182
Total Adjusted EBITDA	$1,934	$1,667	$1,703	$1,776	$7,080	$1,989	$1,808	$3,797

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2024					2025
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Net cash provided (used) by operating activities	$1,234	$1,279	$1,243	$1,218	$4,974	$1,433	$1,450	$2,883
Exclude: Cash (provided) used by changes in:
Accounts receivable	(314)	44	(97)	536	169	(82)	(219)	(301)
Inventories, including write-downs	(38)	35	1	1	(1)	(29)	86	57
Other current assets and deferred charges	(9)	(3)	28	(25)	(9)	40	(4)	36
Accounts payable	309	(90)	98	(456)	(139)	29	236	265
Other current liabilities	218	(142)	32	(143)	(35)	70	(220)	(150)
Changes in current and noncurrent commodity derivative assets and liabilities	68	73	(67)	212	286	(4)	(15)	(19)
Other, including changes in noncurrent assets and liabilities	61	90	49	45	245	29	48	77
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)
Dividends and distributions paid to noncontrolling interests	(64)	(66)	(48)	(64)	(242)	(69)	(62)	(131)
Contributions from noncontrolling interests	26	10	—	—	36	5	14	19
Additional Adjustments *	17	20	48	12	97	24	3	27
Available funds from operations	$1,507	$1,250	$1,286	$1,335	$5,378	$1,445	$1,317	$2,762

Common dividends paid	$579	$579	$579	$579	$2,316	$610	$611	$1,221

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.60	2.16	2.22	2.31	2.32	2.37	2.16	2.26

*See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income. The first quarter of 2025 also includes $20 million related to an expected distribution from an equity-method investee not received until early April. This amount is excluded from the second quarter of 2025.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Available Funds from Operations (AFFO)

	2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss) from continuing operations	$2,605	$2,720	$2,835
Provision (benefit) for income taxes	775	810	845
Interest expense		1,430
Equity (earnings) losses		(605)
Proportional Modified EBITDA of equity-method investments		985
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,420
Other		(18)
Modified EBITDA	$7,592	$7,742	$7,892
EBITDA Adjustments		8
Adjusted EBITDA	$7,600	$7,750	$7,900

Net income (loss) from continuing operations	$2,605	$2,720	$2,835
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		165
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,440	$2,555	$2,670

Adjustments:
Adjustments included in Modified EBITDA(1)		8
Adjustments below Modified EBITDA (2)		18
Allocation of adjustments to noncontrolling interests		—
Total adjustments		26
Less tax effect for above items		(6)
Adjusted income from continuing operations available to common stockholders	$2,460	$2,575	$2,690
Adjusted income from continuing operations - diluted earnings per common share	$2.01	$2.10	$2.19
Weighted-average shares - diluted (millions)		1,227

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,785	$5,900	$6,015
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(275)
Contributions from noncontrolling interests		41
Additional adjustments(3)		12
Available funds from operations (AFFO)	$5,560	$5,675	$5,790
AFFO per common share	$4.53	$4.63	$4.72
Common dividends paid		$2,445
Coverage Ratio (AFFO/Common dividends paid)	2.27x	2.32x	2.37x

(1) Primarily includes June year-to-date adjustments (excluding timing related items) as shown in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income".
(2) Adjustments reflect amortization of intangible assets from Sequent acquisition.
(3) Primarily includes June year-to-date adjustments (excluding timing related items) as shown in the "Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)".

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams' stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Rate case filings;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Exposure to the credit risk of customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•The ability to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•The ability to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 25, 2025, and (b) Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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